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                                                                    Exhibit 99.2


                               PHOENIX COLOR CORP

                                 EXCHANGE OFFER
                                TO HOLDERS OF ITS
                     10?% SENIOR SUBORDINATED NOTES DUE 2009

                          NOTICE OF GUARANTEED DELIVERY

         This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Exchange Offer of Phoenix Color Corp. (the "Company") made pursuant to the prospectus dated May__, 1999 (the "Prospectus") and the accompanying letter of transmittal (the "Letter of Transmittal"), if certificates for the above-referenced 10?% Senior Notes due 2009 (the "Old Notes") are not immediately available or time will not permit all required documents to reach Chase Manhattan Trust Company, National Association (the "Exchange Agent") prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by hand or by telegram, facsimile transmission or mail to the Exchange Agent as follows:

             To: CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION

BY REGISTERED OR CERTIFIED MAIL:                  BY HAND OR OVERNIGHT DELIVERY:

 Chase Manhattan Trust Company,                   Chase Manhattan Trust Company,
      National Association                             National Association
       1650 Market Street                               1650 Market Street
 One Liberty Place, Suite 5210                    One Liberty Place, Suite 5210
    Philadelphia, PA 19103                            Philadelphia, PA 19103
      Attn: Joseph Progar                              Attn: Joseph Progar

                              CONFIRM BY TELEPHONE:
                                 (215) 988-1317

                            FACSIMILE TRANSMISSIONS:
                          (ELIGIBLE INSTITUTIONS ONLY)
                         Chase Manhattan Trust Company,
                              National Association
                                 (215) 972-8372
                               Attn: Joseph Progar

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION
      TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
                                    DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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Ladies and Gentlemen:

         The undersigned hereby tenders to the Company upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in the Letter of Transmittal and in the Prospectus under the heading "Exchange Offer-Guaranteed Delivery Procedures."

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the Old Notes. The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the Exchange Agent as evidence of the undersigned's tender of the Old Notes.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be building upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Signature(s)                                Address
            -------------------------              -----------------------------

-------------------------------------       ------------------------------------

Name(s)                                     Area Code and Tel.No.(s)
       ------------------------------                               ------------

-------------------------------------       If Old Notes will be delivered by
Please Type or Print                        book-entry transfer, check box and
                                            provide account number.

Certificate Nos. (if available)             The Depository Trust Company
                               ------       Account Number:
                                                           ---------------------
Principal Amount of Old Notes
Represented by Certificate(s)
                             ---------------------

                                    GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, a member of a recognized signature guarantee program within the meaning of Rule l7Ad-15 under the Securities Exchange Act of 1934, (the "Exchange Act"), hereby guarantees (a) that the above-named person(s) own(s) the above-described securities tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of the above-described securities complies with Rule 14e-4 and (c) that delivery to the Exchange Agent of certificates representing the principal amount of Old Notes tendered hereby, in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, in either case with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above, no later than five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.


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         The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Old Notes to the Exchange Agent within the time period shown herein.
Failure to do so could result in a financial loss to the undersigned.

----------------------------------          ------------------------------------
          Name of Firm                             Authorized Signature

----------------------------------          ------------------------------------
            Address                                       Title

----------------------------------
           Zip Code                         Please Type or Print

Area Code and Tel. No.                      Dated
                      ------------               -----------------------